                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

--------------------------------------------------------------------------------



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 31, 1999



                         DESIGN AUTOMATION SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)


                                      TEXAS
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

         0-9129                                          75-1657943
(Commission File Number)                    (I.R.S. Employer Identification No.)


                 3200 WILCREST, SUITE 370, HOUSTON, TEXAS 77042
           (Address of principal executive offices including zip code)


                                 (713) 784-2374
              (Registrant's telephone number, including area code)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

       Inapplicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

       On March 31,1999, the Company acquired all of the issued and outstanding stock of COAD Solutions, Inc., (COAD) an information technology consulting firm, in an arms length transaction between the Company and the two stockholders of COAD. The consideration for the acquisition was: (1) 600,000 shares of Company common stock, (2) $200,000 cash, payable $100,000 at closing, and $100,000 payable in quarterly installments of $25,000 beginning 90 days from the closing date, and (3) for a period of 24 months each COAD stockholder will receive a 20% royalty on gross sales revenues of SQLACE products. The two stockholders of COAD entered into employment agreements, which terminate in December 2001 and include a non-compete provision for the term of the agreement and one year thereafter. However, the Company can provide no assurance the non-compete will be enforceable. This transaction has been accounted for as a purchase. The acquisition of COAD has been deemed "significant," accordingly, separate historical and pro forma financial statements are filed herewith.

       Effective May 28, 1999, the Company acquired all of the issued and outstanding stock of Dynamic Professional Services, LLC, an information technology consulting firm, in an arms length transaction between the Company and the members of Dynamic. The consideration for the acquisition was: (1) 524,000 shares of Company common stock, (2) $200,000 cash payable $100,000 at closing, and $100,000 payable in quarterly installments of $25,000 beginning 90 days from the closing date, and (3) additional stock consideration if on June 1, 2000 the closing price for the Company common stock for the prior 15 business days is less than $5.15 per share in an amount equal to 5,340 shares for each $0.01 below $5.15. The Company has reserved 2,750,000 shares of Company common stock for the additional consideration. This transaction has been accounted for as a purchase. The acquisition of Dynamic has been deemed "significant," accordingly, separate historical and pro forma financial statements will be filed no later than seventy-five days after the consummation of the acquisition.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

       Inapplicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       Inapplicable.

ITEM 5.   OTHER EVENTS

       Inapplicable.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

       Inappliacable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

   (a) Financial Statements of Business Acquired.

       The financial statements relating to the acquisition required pursuant to
       Article 3-05 of Regulation S-X are attached hereto as Annex A.

                              COAD SOLUTIONS, INC.


                                      INDEX

                                                                                      Page
                                                                                      ----
INDEPENDENT AUDITOR'S REPORT.....................................................     F-1

BALANCE SHEET - December 31, 1998................................................     F-2

STATEMENTS OF INCOME - Years Ended December 31, 1998 and 1997....................     F-3

STATEMENTS OF SHAREHOLDERS' EQUITY - Years Ended December 31, 1998 and 1997......     F-4

STATEMENTS OF CASH FLOWS - Years Ended December 31, 1998 and 1997................     F-5

NOTES TO FINANCIAL STATEMENTS....................................................     F-6

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
COAD Solutions, Inc.

We have audited the accompanying balance sheet of COAD Solutions, Inc. as of December 31, 1998, and the related statements of income, shareholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COAD Solutions, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

Certified Public Accountants

Houston, Texas
May 21, 1999

                              COAD SOLUTIONS, INC.

                                  BALANCE SHEET
                                December 31, 1998

                                     ASSETS

CURRENT ASSETS:
    Cash                                                                      $         2,076
    Account receivable - trade, no allowance for doubtful accounts                    244,577
    Prepaids and other current assets                                                   5,811
                                                                              ---------------
             Total current assets                                                     252,464

PROPERTY AND EQUIPMENT, net                                                            54,323
                                                                              ---------------
             Total assets                                                     $       306,787
                                                                              ===============


                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

    Note payable                                                              $        60,000
    Accounts payable                                                                   30,436
    Accrued expenses                                                                   98,850
                                                                              ---------------
             Total current liabilities                                                189,286

COMMITMENTS AND CONTINGENCIES (Notes 4 and 7)

SHAREHOLDERS' EQUITY:
    Common stock, $1.00 par value; 30,000 shares authorized;
         300 shares issued and outstanding                                                300
    Retained earnings                                                                 117,201
                                                                              ---------------
             Total shareholders' equity                                               117,501
                                                                              ---------------
             Total liabilities and shareholders' equity                       $       306,787
                                                                              ===============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                              COAD SOLUTIONS, INC.

                              STATEMENTS OF INCOME

                                                   YEARS ENDED DECEMBER 31,
                                             -----------------------------------
                                                  1998                 1997
                                             --------------       --------------
REVENUES                                     $    2,138,586       $    1,372,105

OPERATING EXPENSES:
    Cost of revenues                              1,924,083            1,241,208
    Selling, general and administrative             108,610               21,887
                                             --------------       --------------
                                                  2,032,693            1,263,095
                                             --------------       --------------
    Net income                               $      105,893       $      109,010
                                             ==============       ==============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                              COAD SOLUTIONS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years Ended December 31, 1998 and 1997

                                                                                                      TOTAL
                                                                                                      SHARE-
                                                  COMMON STOCK                    RETAINED           HOLDERS'
                                        --------------------------------          EARNINGS            EQUITY
                                             SHARES            AMOUNT             (DEFICIT)          (DEFICIT)
                                        --------------     --------------      --------------      --------------
BALANCES, January 1, 1997                          300     $          300      $         (702)     $         (402)

   Distributions to shareholders                     -                  -             (34,000)            (34,000)

   Net income                                        -                  -             109,010             109,010
                                        --------------     --------------      --------------      --------------

BALANCES, December 31, 1997                        300                300              74,308              74,608

   Distribution to shareholders                      -                  -             (63,000)            (63,000)

   Net income                                        -                  -             105,893             105,893
                                        --------------     --------------      --------------      --------------

BALANCES, December 31, 1998                        300     $          300      $      117,201      $      117,501
                                        ==============     ==============      ==============      ==============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                              COAD SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                            YEARS ENDED DECEMBER 31,
                                                                                        ---------------------------------
                                                                                             1998              1997
                                                                                        ----------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                          $      105,893    $      109,010
    Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
         Depreciation                                                                           10,148             4,609
         Changes in:
             Accounts receivable                                                              (132,281)          (97,828)
             Prepaids and other current assets                                                  (1,028)           (3,966)
             Accounts payable                                                                    9,347            21,089
             Accrued expenses                                                                  (20,322)          101,308
                                                                                        --------------    --------------
                 Net cash provided by (used in) operating activities                           (28,243)          134,222

CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchase of property and equipment                                                         (28,739)          (34,121)
                                                                                        --------------    --------------
                 Net cash used in investing activities                                         (28,739)          (34,121)

CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from (payment on) notes payable                                                    60,000           (10,700)
    Distributions to shareholders                                                              (63,000)          (34,000)
                                                                                        --------------    --------------
                 Net cash used in financing activities                                          (3,000)          (44,700)
                                                                                        --------------    --------------
NET CHANGE IN CASH                                                                             (59,982)           55,401
CASH, at beginning of year                                                                      62,058             6,657
                                                                                        --------------    --------------
CASH, at end of year                                                                    $        2,076    $       62,058
                                                                                        ==============    ==============
SUPPLEMENTAL DISCLOSURES - interest paid                                                $        2,106    $          546
                                                                                        ==============    ==============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                              COAD SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - COAD Solutions, Inc. (the "Company"), a privately held corporation, was incorporated under the laws of the State of Missouri on July 12, 1996. The Company provides PeopleSoft implementations, custom development and upgrades. The Company is headquartered in St. Louis, Missouri. The Company sells products and services throughout the United States.

     REVENUE RECOGNITION - The Company recognizes revenue as services are performed.

     PROPERTY AND EQUIPMENT - Property and equipment is stated at cost, adjusted for accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which are five to seven years.

     FEDERAL INCOME TAXES - The Company has received approval from the Internal Revenue Service to be treated as an S Corporation in accordance with the Internal Revenue Code. Accordingly, the Company's income is taxed directly to the shareholders, and no provision for federal income taxes is recorded by the Company.

     COMPREHENSIVE INCOME - Comprehensive income is defined as all changes in shareholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive income was equal to its net income for all periods presented in these financial statements.

     USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying results. Actual results could differ from these estimates.

2.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of December 31, 1998:

        Furniture and fixtures               $        26,139
        Computer equipment                            43,046
                                             ---------------
                                                      69,185

         Accumulated depreciation                    (14,862)
                                             ---------------
                                             $        54,323
                                             ===============

                              COAD SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

3.   NOTE PAYABLE

     The Company has a note payable due to a financial institution. The note is collateralized by substantially all of the Company's assets and is personally guaranteed by the shareholders. The note is due in January 1999, and bears interest at the prime rate plus 2.00% (10.50% at December 31,1998). Interest on this note is paid monthly. Interest related to the note totaled approximately $2,100 for the year ended 1998.

4.   LEASE COMMITMENTS

     The Company leases office space under a non-cancelable operating lease. Total rent expense for 1998 was approximately $1,600. No rent expense was incurred in 1997. Future minimum rentals due under non-cancelable operating leases with an original term of at least one-year are approximately as follows:

                     Years Ending December 31,
                     -------------------------
                               1999                    $       19,000
                               2000                            11,000
                               2001                            11,000
                               2002                            11,000
                               2003                            11,000
                                                       --------------
                                                       $       63,000
                                                       ==============

5.   PROFIT SHARING PLAN

     The Company has a profit sharing plan (the "Plan"). Eligible employees may make voluntary contributions to the Plan, which may be matched by the Company up to 10% of the employee's compensation. The amount of the employee contribution is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of approximately $10,200 and $30,800 for the years ended December 31, 1998 and 1997, respectively.

                              COAD SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


6.   CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. The Company performs ongoing credit evaluations as to the financial condition of its customers. Two customers made up approximately 88% of accounts receivable at December 31, 1998. Four and two customers accounted for approximately 93% and 68% of total revenues for the year ended December 31, 1998 and 1997, respectively.

7.   YEAR 2000

     The Company has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Year 2000 problem may impact or be impacted by other entities with which the Company transacts business.

8.   SUBSEQUENT EVENT

     Effective March 31, 1999, 100% of the common stock of the Company was sold to Design Automation Systems, Inc. ("DASI") for consideration of approximately $3.5 million. The consideration was in the form of cash and DASI common stock.

   (b) Pro Forma Financial Information.

       The pro forma financial information relating to the acquisition required pursuant to Article 11 of Regulation S-X is attached hereto as Annex B.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of operations of Design Automation Systems, Inc. (the "Company") for the year ended December 31, 1998 and the quarter ended March 31, 1999 (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to the acquisition of COAD Solutions, Inc. ("COAD") by the Company, which was effective March 31, 1999. The unaudited pro forma consolidated balance sheet of the Company as of March 31, 1999 is not included herein because the transaction was consummated on March 31, 1999 and the balance sheet of the acquired company is included in the Company's balance sheet at that date, which is on file on Form 10-QSB as of March 31, 1999.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the quarter ended March 31, 1999, were prepared assuming that the transaction described above was consummated as of the beginning of 1998.

The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical financial statements of DASI, which were previously filed on Form 10-K, and COAD, which are included elsewhere herein, for the year ended December 31, 1998 and should be read in conjunction with those statements and notes thereto. The Unaudited Pro Forma Financial Statements may not be indicative of the results that actually would have occurred if the acquisition of COAD had been in effect on the dates indicated or of future results of operations of the combined entities.

The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Company. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transaction reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's results of operations actually would have been had the transaction occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-transaction activities and other matters.

                         DESIGN AUTOMATION SYSTEMS, Inc.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                            HISTORICAL                            PRO FORMA        PRO FORMA
                                                             12/31/98          12/31/98          ADJUSTMENTS      OPERATIONS
                                                               DASI              COAD          (a) (b) and (c)     12/31/98
                                                         --------------------------------------------------------------------
REVENUES                                                     $ 20,442,937     $2,138,586                         $ 22,581,523

OPERATING EXPENSES:
            Cost of Revenues                                   18,124,043      1,924,083                           20,048,126
            Selling, general and administrative                 2,058,842        108,610             89,815         2,257,267
                                                        ---------------------------------------------------------------------
                                                               20,182,885      2,032,693             89,815        22,305,393

            INCOME FROM OPERATIONS                                260,052        105,893           (89,815)           276,130
            OTHER INCOME (EXPENSE):
                Interest expense                                 (61,060)              -                             (61,060)
                Interest income                                    56,074              -                               56,074
                Other income                                        5,266              -                                5,266
                                                        ---------------------------------------------------------------------
                                                                      280              -                  -               280
                                                        ---------------------------------------------------------------------
            INCOME FROM CONTINUING OPERATIONS
               BEFORE INCOME TAXES                                260,332        105,893           (89,815)           276,410
            INCOME TAXES                                                -                         (197,000)         (197,000)
                                                        ---------------------------------------------------------------------
            INCOME FROM CONTINUING OPERATIONS                     260,332        105,893          (286,815)            79,410

            BASIC EARNINGS PER COMMON SHARE
                  FROM CONTINUING OPERATIONS                                                                     $       0.01

            WEIGHTED AVERAGE COMMON SHARES
                  OUTSTANDING                                                                                      14,645,918
                                                                                                                 ============

                                   DESIGN AUTOMATION SYSTEMS, Inc.
                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                FOR THE THREE MONTHS MARCH 31, 1999

                                                                                                                    PRO FORMA
                                                                3/31/99         3/31/99            PRO FORMA       OPERATIONS
                                                                  DASI            COAD            ADJUSTMENTS       3/31/99
                                                         ----------------------------------------------------------------------
                                                                                                (a) (b) and (c)
REVENUES                                                       $7,675,309      $ 578,644                  -        $ 8,253,953

OPERATING EXPENSES:
            Cost of Revenues                                    6,894,075        459,199                           $ 7,353,274
            Selling, general and administrative                   744,248        105,659             63,185            913,092
                                                         ----------------------------------------------------------------------
                                                                7,638,323        564,858             63,185          8,266,366

            INCOME FROM OPERATIONS                                 36,986         13,786            (63,185)           (12,413)

            OTHER INCOME (EXPENSE):
                Interest expense                                                                                             -
                Interest income                                    17,316              -                  -             17,316
                Other income                                       23,926            165                  -             24,091
                                                         ----------------------------------------------------------------------
                                                                   41,242            165                  -             41,407
                                                         ----------------------------------------------------------------------

            INCOME FROM CONTINUING OPERATIONS
               BEFORE INCOME TAXES                                 78,228         13,951            (63,185)            28,994

            INCOME TAXES                                          (26,300)             -                  -            (34,492)
                                                         ----------------------------------------------------------------------

            INCOME FROM CONTINUING OPERATIONS                      51,928         13,951            (71,377)            (5,498)
                                                         ======================================================================
            BASIC EARNINGS PER COMMON SHARE
                  FROM CONTINUING OPERATIONS                                                                       $      0.00

            WEIGHTED AVERAGE COMMON SHARES
                  OUTSTANDING                                                                                       20,606,654
                                                                                                                   ===========

                         DESIGN AUTOMATION SYSTEMS, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                       AND THE THREE MONTHS MARCH 31, 1999

1    BASIS OF PRESENTATION:

     The unaudited pro forma consolidated Statements of Operations for the year ended December 31, 1998 and the three months ended March 31, 1999 are presented as if the transaction occurred at the beginning of 1998. The Unaudited Pro Forma Consolidated Statements of Operations for the periods presented may not be indicative of the results which would have actually occurred if the transaction had been in effect on the date or for the periods indicated or which may result in the future.

2    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS:

     The pro forma adjustments to the unaudited pro forma consolidated statements of operations reflect the following;

     a) SALARIES - The adjustment reflects the contractual compensation arrangements executed upon effectiveness of the trasnsactions and for members of DASI management.

     b) INCOME TAXES - The adjustment for income taxes represents the tax effect of DASI's and COAD Solutions income before taxes giving effect of the foregoing pro forma adjustments computed at a 34% income tax rate for estimated federal and state income taxes. DASI and COAD Solutions had historically been taxed under the Subchapter S provisions of the Internal Revenue Code, whereby the earnings of DASI had been taxed at the shareholder level for federal purposes.

     c) AMORTIZATION - The recognition of amortization of goodwill is a result of the recognition of goodwill created by this transaction over a ten year period.

ITEM 8.   CHANGE IN FISCAL YEAR

       Inapplicable.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DESIGN AUTOMATION SYSTEMS, INC.

                                       By:
                                          --------------------------------------
                                          Robert E. Nelson
                                          Chief Financial Officer, Principal
                                          Financial and Accounting Officer




DATE: June 14, 1999

                                    EXHIBITS

Exhibit
  No.                                                                    Page
-------                                                                  ----
2.1      Agreement and Plan of Merger by and Among Design Automation
         Systems, Inc., Dynamic Professional Services and COAD
         Solutions, Inc....................................................A-1